Exhibit 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

April 8, 2018

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Ameri Metro, Inc.

Dear Madame or Sir

On February 27, 2018 our appointment as auditor for Ameri Metro, Inc. ceased. We have read the Company’s statement included under Item 4.01 of its Form 8-K dated February 27, 2018 and agree with such statements, insofar as they apply to us.

Very truly yours,

Weinberg & Baer LLC